UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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EPIX Pharmaceuticals, Inc.

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EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, Massachusetts 02421

April 30, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, June 27, 2007 at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

At this meeting, you will be asked to elect two class II directors for three-year terms, to approve our 2006 Employee Stock Purchase Plan and to ratify the selection of our independent registered public accountants. The board of directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this annual meeting appear in the accompanying notice of annual meeting and proxy statement. Please give this material your careful attention.

Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy card so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may withdraw your proxy and vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

Sincerely,

Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 APPROVAL OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER BUSINESS

EPIX PHARMACEUTICALS, INC.
4 Maguire Road
Lexington, Massachusetts 02421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 27, 2007

To the Stockholders of EPIX Pharmaceuticals, Inc.:

The annual meeting of stockholders of EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 27, 2007, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 for the following purposes:

1. To elect two members to the board of directors as class II directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. To approve our 2006 Employee Stock Purchase Plan;

3. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the current fiscal year; and

4. To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record as of the close of business on May 21, 2007, the record date fixed by the board of directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to sign and return the enclosed proxy so that your shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

MICHAEL G. KAUFFMAN, M.D., Ph.D.
Chief Executive Officer

Lexington, Massachusetts
April 30, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

EPIX PHARMACEUTICALS, INC.
4 Maguire Road
Lexington, Massachusetts 02421
(781) 761-7600

PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on June 27, 2007

April 30, 2007

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of EPIX Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on Wednesday, June 27, 2007, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our outside legal counsel, located at Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended December 31, 2006, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about May 28, 2007.

The purposes of the annual meeting are to elect two class II directors for three-year terms, to approve our 2006 Employee Stock Purchase Plan, and to ratify the selection of our independent registered public accountants. Only stockholders of record at the close of business on May 21, 2007 will be entitled to receive notice of and to vote at the annual meeting. As of April 27, 2007, 32,600,099 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote in person or by proxy. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholder, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Michael G. Kauffman, M.D., Ph.D., Andrew C.G. Uprichard, Ph.D. and Kim C. Drapkin, CPA were selected by the board of directors and are officers of the Company. All properly executed proxies returned in time to be counted at the annual meeting will be voted by such persons at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR approval of our 2006 Employee Stock Purchase Plan, and FOR ratification of the selection of our independent registered public accountants.

Aside from the election of directors, approval of our 2006 Employee Stock Purchase Plan and ratification of the selection of our independent registered public accountants, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 27, 2007 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer in the Summary Compensation Table below;

•	each of our directors;

•	each person nominated to become director; and

•	all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421.

		Percentage
	Shares	of Shares
	Beneficially	Beneficially
Name of Beneficial Owner	Owned(1)	Owned(2)

5% Stockholders:
GlaxoSmithKline plc(3)	4,266,795	13.09%
980 Great West Road
Brentford
Middlesex TW8 9GS England
OrbiMed Entities(4)	3,336,162	10.23%
767 Third Avenue, 30th Floor
New York, New York 10017
T. Rowe Price Associates, Inc.(5)	1,884,800	5.78%
100 E. Pratt Street
Baltimore, Maryland 21202
Directors and Named Executives:
Michael G. Kauffman, M.D., Ph.D.(6)	519,966	1.58%
Andrew C.G. Uprichard, M.D.(7)	99,828	*
Kim C. Drapkin, CPA(8)	77,521	*
Chen Schor, CPA(9)	209,795	*
Oren Becker, Ph.D.(10)	184,326	*
Michael Astrue(11)	—	*
Robert Pelletier(12)	1,561	*
Silvia Noiman, Ph.D.(13)	158,939	*
Frederick Frank(14)	33,751	*
Patrick J. Fortune, Ph.D.(15)	1,562	*
Christopher F.O. Gabrieli(16)	206,893	*
Michael Gilman, Ph.D.(17)	5,556	*
Mark Leuchtenberger(18)	14,444	*
Robert J. Perez	—	*
Gregory D. Phelps(19)	14,444	*
Ian F. Smith, CPA(20)	4,592	*
Executive officers and directors as a group (12 persons)(21)	1,188,352	3.57%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed to be beneficially owned and outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 27, 2007. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)	Applicable percentage of ownership as of April 27, 2007 is based upon 32,600,099 shares of common stock outstanding.

(3)	Includes 1,629,689 shares held by Glaxo Group Limited, 1,379,338 shares held by SmithKline Beecham Corporation and 1,257,768 shares held by S.R. One, Limited, in each case, as of December 18, 2006. Glaxo Group Limited, SmithKline Beecham Corporation and S.R. One, Limited are wholly-owned subsidiaries of GlaxoSmithKline plc. GlaxoSmithKline plc has sole voting and dispositive power with respect to 4,266,795 shares. This information is based solely on a Schedule 13G filed by GlaxoSmithKline plc with the SEC on December 21, 2006.

(4)	Includes 874,129 shares held by OrbiMed Advisors LLC and 2,462,033 shares held by OrbiMed Capital LLC, in each case as of December 31, 2006. OrbiMed Advisors LLC and OrbiMed Capital LLC hold the shares on behalf of UBS Juniper Crossover Fund, LLC (591,707 shares), Eaton Vance Worldwide Health Sciences (282,422 shares), Finsbury Worldwide Pharmaceutical Trust plc (171,732 shares), Caduceus Private Investments, LP (2,236,101 shares) and Orbimed Associates LLC (54,200 shares), who have the right to receive or the power to direct the receipt of dividends from, or proceeds from sale of, such shares. Samuel D. Isaly, a natural person, owns a controlling interest in OrbiMed Advisors LLC and OrbiMed Capital LLC. Mr. Isaly disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any. This information is based solely on a Schedule 13G/A filed by OrbiMed Advisors LLC and OrbiMed Capital LLC with the SEC on February 13, 2007.

(5)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote those securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)	Includes 319,480 shares subject to options exercisable within the 60-day period following April 27, 2007.

(7)	Consists of 99,828 shares subject to options exercisable within the 60-day period following April 27, 2007.

(8)	Includes 66,521 shares subject to options exercisable within the 60-day period following April 27, 2007.

(9)	Includes 122,858 shares subject to options exercisable within the 60-day period following April 27, 2007.

(10)	Includes 180,642 shares subject to options exercisable within the 60-day period following April 27, 2007. Oren Becker resigned from the Company as of April 19, 2007.

(11)	Michael Astrue resigned from the Company as of May 5, 2006.

(12)	Robert Pelletier resigned from the Company as of August 10, 2006.

(13)	Silvia Noiman resigned from the Company as of November 10, 2006.

(14)	Includes 4,501 shares subject to options exercisable within the 60-day period following April 27, 2007.

(15)	Consists of 1,562 shares subject to options exercisable within the 60-day period following April 27, 2007.

(16)	Includes 54,443 shares subject to options exercisable within the 60-day period following April 27, 2007.

(17)	Consists of 5,556 shares subject to options exercisable within the 60-day period following April 27, 2007.

(18)	Consists of 14,444 shares subject to options exercisable within the 60-day period following April 27, 2007.

(19)	Consists of 14,444 shares subject to options exercisable within the 60-day period following April 27, 2007.

(20)	Consists of 4,592 shares subject to options exercisable within the 60-day period following April 27, 2007.

(21)	Includes an aggregate of 708,229 shares issuable upon exercise of stock options held by eleven (11) executive officers and directors. Does not include shares held by Drs. Becker and Noiman and Messrs. Astrue and Pelletier, who resigned as of April 19, 2007, November 10, 2006, May 5, 2006, and August 10, 2006, respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of nine members. Our by-laws divide the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and governance committee, has nominated Patrick J. Fortune, Ph.D. and Robert J. Perez, and recommended that each be elected to the board of directors as a class II director, each to hold office until the annual meeting of stockholders to be held in the year 2010 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Dr. Fortune, Mr. Gabrieli and Mr. Perez are our current class II directors whose terms expire at this annual meeting. The board of directors is also composed of (i) three class I directors (Michael Gilman, Ph.D., Michael G. Kauffman, M.D., Ph.D., and Mark Leuchtenberger), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2009 and (ii) three class III directors (Frederick Frank, Gregory D. Phelps and Ian F. Smith, CPA), whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2008. Mr. Gabrieli currently serves as the chairman of the board of directors.

The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and		Year Current	Current Class of
Year First Became a Director	Position with the Company	Term Will Expire	Director

Nominees for Class II Directors:
Patrick J. Fortune, Ph.D.	Director	2007	II
2006
Robert J. Perez	Director	2007	II
2006
Continuing Directors:
Frederick Frank	Director	2008	III
2006
Gregory D. Phelps	Director	2008	III
2004
Ian F. Smith, CPA	Director	2008	III
2006
Michael G. Kauffman, M.D., Ph.D.	Chief Executive Officer	2009	I
2006	and Director
Michael Gilman, Ph.D.	Director	2009	I
2006
Mark Leuchtenberger	Director	2009	I
2004

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the director nominees to be elected at the annual meeting, our directors and executive officers, their ages, and the positions currently held by each such person immediately prior to the annual meeting.

Name	Age	Position

Christopher F.O. Gabrieli(3)	47	Chairman of the Board
Michael G. Kauffman, M.D., Ph.D.	43	Chief Executive Officer and Director
Andrew C.G. Uprichard, M.D.	49	President
Kim C. Drapkin, CPA	39	Chief Financial Officer
Chen Schor, CPA	35	Chief Business Officer
Frederick Frank(2)	75	Vice Chairman of the Board
Patrick J. Fortune, Ph.D.(1)	60	Director
Michael Gilman, Ph.D.(1)	52	Director
Mark Leuchtenberger(1)(2)	51	Director
Robert J. Perez	42	Director
Gregory D. Phelps(2)(3)	58	Director
Ian F. Smith, CPA(3)	41	Director

(1)	Member of compensation committee

(2)	Member of nominating and governance committee

(3)	Member of audit committee

Christopher F.O. Gabrieli has been a member of our board of directors since 1994, and he is currently the Chairman of the board of directors. Mr. Gabrieli is the Chairman of Massachusetts 2020, a non-profit public policy organization. At Bessemer Venture Partners, he serves as an Executive Manager in the general partner entities for the Bessemer Venture Partners III L.P. and Bessemer Venture Partners IV L.P. families of funds. Additionally, he serves as a member of the general partners for the Bessemer Venture Partners V L.P. and Bessemer Venture Partners VI L.P. families of funds. Mr. Gabrieli works at Bessemer Venture Partners on a part-time arrangement and has done so since 2002. Mr. Gabrieli holds a B.A. from Harvard University.

Michael G. Kauffman, M.D., Ph.D. has served as our Chief Executive Officer and as a member of our board of directors since the closing of our merger with Predix on August 16, 2006. Dr. Kauffman served as Predix’s President and Chief Executive Officer and as a member of Predix’s board of directors from August 2003 through August 2006. From September 2002 until August 2003, Dr. Kauffman served as President and Chief Executive Officer of Predix Pharmaceuticals, Inc., the wholly-owned U.S. subsidiary of Predix Pharmaceuticals Ltd., an Israeli corporation that Predix acquired in August 2003. From March 2000 to September 2002, Dr. Kauffman served as Vice President, Medicine, and Proteasome Inhibitor (Velcade) Program Leader at Millennium Pharmaceuticals Inc. Dr. Kauffman held senior positions at Millennium Predictive Medicine, Inc., as cofounder and Vice President of Medicine from September 1997 to February 2000. From September 1995 to September 1997, Dr. Kauffman served as Medical Director at Biogen Corporation (now Biogen Idec). He currently serves on the board of directors of Bioenvision, Inc. and CombinatoRx, Inc. Dr. Kauffman received his M.D. and Ph.D. (Molecular Biology and Biochemistry) at Johns Hopkins and his postdoctoral training at Harvard University. He received his B.A. in Biochemistry summa cum laude from Amherst College and is board certified in Internal Medicine.

Andrew C.G. Uprichard, M.D. joined EPIX in July 2004 and currently serves as our President. Prior to the merger with Predix, Dr. Uprichard served as our President and Chief Operating Officer. Dr. Uprichard has an extensive background in discovery research and development in the biopharmaceutical industry. Prior to joining EPIX, Dr. Uprichard served as Chief Operating Officer at ArQule, Inc. from 2002 to 2003 and at Curis, Inc. from 2000 to 2002. For the preceding 11 years, Dr. Uprichard held numerous management positions at Parke-Davis/ Warner-Lambert (now part of Pfizer) in pharmaceutical research, where his experience — spanning drug discovery, pre-clinical and clinical development — included the oversight of a number of IND and NDA filings. From 1997 to 2000, Dr. Uprichard was Vice President, Drug Development; from 1994 to 1997, the Senior Director, Cardiovascular Pharmacology; and from 1989 to 1994, Dr. Uprichard held various oversight positions in Cardiovascular Clinical Development. In the late 1980s, Dr. Uprichard was a Cardiology and Postdoctoral Fellow at the University of Michigan Medical School. Dr. Uprichard holds M.B., Ch.B. and M.D. degrees from the University of Edinburgh, Scotland; is a Fellow of the Royal College of Physicians of Edinburgh; a Fellow of the Faculty of Pharmaceutical Medicine and a Fellow of the American College of Physicians.

Kim C. Drapkin, CPA has served as our Chief Financial Officer since the closing of our merger with Predix on August 16, 2006. Prior to the closing of the merger, Ms. Drapkin served as Predix’s Chief Financial Officer from February 2005 through August 2006. From 1995 to February 2005, Ms. Drapkin held senior positions of increasing responsibility within the finance organization at Millennium Pharmaceuticals, Inc. with leadership responsibility for financial reporting, technical accounting, Sarbanes Oxley compliance and internal audit. Ms. Drapkin began her professional career at Price Waterhouse (now PricewaterhouseCoopers LLP) and is a Certified Public Accountant. Ms. Drapkin is a graduate of Babson College, holding a B.S. in Accounting summa cum laude.

Chen Schor, CPA has served as our Chief Business Officer since the closing of our merger with Predix on August 16, 2006. Prior to the closing of the merger, Mr. Schor served as Predix’s Chief Business Officer from January 2004 to August 2006. From 1998 to December 2003, Mr. Schor served as Partner, Life Sciences, and Chief Financial Officer, at Yozma Venture Capital Group. Yozma was one of the lead investors in Predix Pharmaceuticals Ltd. when the company was founded in 2000. Mr. Schor served as a member of the board of directors of Predix Pharmaceuticals Ltd. from November 2000 to August 2003 and Predix Pharmaceuticals, Inc. from September 2001 until August 2003. Mr. Schor served as a member of Predix’s board of directors from August 2003 until December 2003. Mr. Schor previously held positions at Arthur Andersen from 1995 to

1996 and BDO Consultants from 1996 to 1998 and holds an MBA, B.A. in Biology, B.A. in Economics and is a Certified Public Accountant.

Frederick Frank has served as a member of our board of directors since the closing of the EPIX/Predix merger on August 16, 2006. Prior to the closing of the merger, Mr. Frank served as chairman of Predix’s board of directors from January 2001 through August 2006. Mr. Frank is Vice Chairman and a Director of Lehman Brothers. Before joining Lehman Brothers as a Partner in September 1969, Mr. Frank was co-director of research, as well as Vice President and Director, of Smith, Barney & Co. Incorporated. He is a Chartered Financial Analyst, member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank is a director of Landec Corporation and Pharmaceutical Product Development, Inc. He is Chairman of the National Genetics Foundation, a director of the Salk Institute, a member of the Pharmaceutical Executive Magazine advisory board, a member of the Board of Governors of the National Center for Genome Resources, Chairman of the Board of The Irvington Institute for Immunological Research, a member of the Advisory Board of The Harvard School of Public Health and also the John Hopkins’ Bloomberg School of Public Health. Mr. Frank holds a B.A. from Yale University and an MBA from Stanford Business School.

Patrick J. Fortune, Ph.D. has served as a member of our board of directors since the closing of the EPIX/Predix merger on August 16, 2006. Prior to the closing of the merger, Dr. Fortune served as a member of Predix’s board of directors from January 2005 through August 2006. Dr. Fortune has been a partner at Boston Millennia Partners since August 2001. He was previously President and Chief Operating Officer of New Era of Networks from 1999 to July 2001; Vice President at Monsanto from 1995 to 1999; Vice President at Bristol-Myers Squibb from 1991 to 1994; Group President at Baxter International from 1984 to 1989 and Vice President of Research and Development at Baxter International from 1982 to 1984. Dr. Fortune currently serves on the board of directors of Parexel International Corp. and several private companies. He has served on the engineering and scientific advisory boards of the University of Wisconsin, the University of Illinois and the University of Chicago. Dr. Fortune holds a B.A. from the University of Wisconsin, an MBA from Northwestern University and a Ph.D. in Physical Chemistry from the University of Wisconsin.

Michael Gilman, Ph.D. has been a member of our board of directors since April 2006. Since June 2006, Dr. Gilman has been the President and Chief Executive Officer of Stromedix, Inc. He was previously Executive Vice President, Research at Biogen Idec. He joined Biogen in 1999 as Director of Molecular Biology and became head of research at Biogen in 2000. From 1994 to 1999, Dr. Gilman held several positions at ARIAD Pharmaceuticals, including Executive Vice President and Chief Scientific Officer. Prior to that, Dr. Gilman spent eight years on the scientific staff of Cold Spring Harbor Laboratory in New York, where his research focused on mechanisms of signal transduction and gene regulation. Dr. Gilman holds a Ph.D. in Biochemistry from University of California, Berkeley, and a S.B. in Life Sciences from Massachusetts Institute of Technology.

Mark Leuchtenberger has been a member of our board of directors since September 2004. Mr. Leuchtenberger is the President and Chief Executive Officer of Targanta Therapeutics, a privately held biopharmaceutical company focused on developing and commercializing novel antibacterial agents to address unmet medical needs in the hospital market. Mr. Leuchtenberger joined Targanta in 2006 from Therion Biologics Corporation, a privately held cancer vaccine company, where he served as President and Chief Executive Officer from 2002 to 2006. Therion Biologics Corporation filed a petition under the federal bankruptcy laws in 2006. Prior to joining Therion in 2002, Mr. Leuchtenberger spent 11 years at Biogen, Inc., where he led the development and launch of Avonex and ran North American and international commercial operations. Prior to Biogen, he was a consultant at Bain & Company specializing in healthcare. Mr. Leuchtenberger also serves on boards for the Massachusetts Biotechnology Council, Beth Israel Deaconess Medical Center and Wake Forest University.

Robert J. Perez has been a member of our board of directors since August 2006. Mr. Perez has served as Senior Vice President, Commercial Operations for Cubist Pharmaceuticals since July 2004 and served as Cubist’s Senior Vice President, Sales and Marketing from August 2003 to July 2004. Prior to joining Cubist, Mr. Perez served as Vice President of Biogen’s Central Nervous System Business Unit since 2001 where he was responsible for leading the U.S. neurology franchise, including Biogen’s product Avonex. From 1995 to 2001, he served as a Regional Director, Director of Sales, and Avonex Commercial Executive at Biogen. From 1987 to 1995, Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals, ultimately serving as Regional Business Director, responsible for strategic planning and profitability of the western regional business unit, managing both national accounts and regional sales managers. Mr. Perez received a B.S. from California State University, Los Angeles and an MBA from The Anderson School at UCLA.

Gregory D. Phelps has served as a member of our board of directors since July 2004. Mr. Phelps is currently a director of RenaMed Biologics, Inc., a biotechnology company developing therapeutic products. From October 2004 to April 2007, Mr. Phelps was the Chairman of the Board, President and Chief Executive Officer of RenaMed. From June 2004 to September 2004, Mr. Phelps was the Vice Chairman of RenaMed. He has previously held positions of Chief Executive Officer of Ardais Corporation, Viagene, Inc. and ZymoGenetics, Inc. He has also served as Vice Chairman of Dyax Corporation, Executive Vice President of Genzyme Corporation and Vice President of Baxter Travenol Laboratories, Inc. (now Baxter Healthcare). Mr. Phelps holds a B.S. in Electrical Engineering from Bradley University and an MBA from Harvard Business School.

Ian F. Smith, CPA, ACA has been a member of our board of directors since the closing of the EPIX/Predix merger on August 16, 2006. Prior to the closing of the merger, Mr. Smith served as a member of Predix’s board of directors from May 2005 through August 2006. Mr. Smith is currently Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals Incorporated. He began as Vice President and Chief Financial Officer in October 2001, and was promoted to Executive Vice President and Chief Financial Officer in November 2003. Prior to joining Vertex, Mr. Smith was a partner in the Life Science and Technology Practice of Ernst & Young, LLP since 1999. He had various responsibilities in Ernst & Young’s accounting, auditing and mergers and acquisitions groups. Mr. Smith initially joined Ernst & Young’s U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently serves on the board of directors of Acorda Therapeutics, Inc. Mr. Smith holds a B.A. in Accounting and Finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The board of directors has determined that each of Christopher F.O. Gabrieli, Patrick J. Fortune, Ph.D., Frederick Frank, Michael Gilman, Ph.D., Mark Leuchtenberger, Robert J. Perez, Gregory D. Phelps and Ian F. Smith, CPA, comprising eight of its nine members, is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ. Furthermore, the board of directors has determined that all of the members of the audit committee, compensation committee and nominating and governance committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are generally scheduled following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by the chairman of the board. The independent directors of the board of directors met in executive session one time in 2006.

Policies Governing Director Nominations

Director Qualifications

The nominating and governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and governance committee believes must be met by all directors:

•	nominees must have high ethical standards, integrity and sound business judgment;

•	nominees must be well-regarded and experienced participants in their field(s) of specialty;

•	nominees must be familiar at the time of their appointment with our business;

•	nominees must be willing to devote the time and attention necessary to deepen and refine their understanding of our company and the issues we face; and

•	nominees must have an understanding of the demands and responsibilities of service on a public company board of directors.

In addition, nominees who, based on biotechnology and/or pharmaceutical industry experience, have proven capabilities or knowledge in the key areas relating to our management and business, will be given particular consideration.

The board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director.

Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and governance committee. The nominating and governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and governance committee deems to be helpful in the evaluation process. The nominating and governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations for director nominee candidates, shall follow the following procedures:

Our chairman of the board of directors, president or secretary must receive any such recommendation for nomination not less than 50 days nor more than 75 days prior to our annual meeting of stockholders; however, if less than 65 days’ notice is given to stockholders by written notice or by public disclosure, then the written recommendation must be received by the close of business on the 15th day following the notice to stockholders.

All recommendations for nomination must be in writing and include the following:

•	Name and record address of the stockholder making the recommendation;

•	Class and number of shares of our capital stock that are owned beneficially by such stockholder;

•	Name, age, business and residential address, and principal occupation or employment of the individual recommended for consideration as a director nominee;

•	Class and number of shares of our capital stock that are owned beneficially by such person; and

•	All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attn: Secretary of EPIX Pharmaceuticals, Inc.

Our secretary will promptly forward any such nominations to the nominating and governance committee. Once the nominating and governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communication as follows:

For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attn: Chairman of the Board of Directors, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board of directors, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board of directors for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Directors are encouraged to be present at our stockholder meetings. Three board members attended the annual meeting of stockholders in 2006.

Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts it own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.epixpharma.com.

Code of Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.epixpharma.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts, 02421, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at http://www.epixpharma.com and/or in our public filings with the Securities and Exchange Commission.

For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.epixpharma.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The board of directors met 13 times during the fiscal year ended December 31, 2006, and took action by unanimous written consent three times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during fiscal 2006.

The board of directors has the following standing committees: audit committee; compensation committee; and nominating and governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at http://www.epixpharma.com. Each committee reviews the appropriateness of its charter at least annually. The board of directors performs periodic self-evaluations of its composition and performance, including evaluations of its standing committees and its individual directors. The board of directors and each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit Committee

The audit committee of the board of directors currently has three members, Christopher F.O. Gabrieli, Gregory D. Phelps and Ian F. Smith, CPA (Chairman). In August 2006, Gregory D. Phelps and Ian F. Smith, CPA replaced Mark Leuchtenberger and Peter Wirth on this committee. Each of the current members is an independent director within the meaning of the director independence standard of NASDAQ and the Securities Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. The board of directors has determined that Mr. Smith qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The audit committee met eight times during the fiscal year ended December 31, 2006. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.epixpharma.com.

As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee’s primary duties and responsibilities are to:

•	oversee that management has maintained the reliability and integrity of our accounting policies, financial reporting and disclosure practices;

•	oversee that management has established and maintained an independent relationship with our external auditor;

•	oversee that management has established and maintained processes to assure that an adequate system of internal control of financial reporting is functioning within our company; and

•	oversee that management has established and maintained processes to assure compliance with all applicable laws, regulations and corporate policy.

Compensation Committee

The compensation committee of the board of directors currently has three members, Mark Leuchtenberger (Chairman), Patrick J. Fortune, Ph.D. and Michael Gilman, Ph.D. In August 2006, Dr. Fortune and Dr. Gilman replaced Mr. Gabrieli and Mr. Phelps on this committee. Each of the current members is a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Rule 162(m) of the Internal Revenue Code. The board of directors has determined that each member of the compensation committee is also an independent director within the meaning of NASDAQ’s director independence standards. The compensation committee’s responsibilities include:

•	formulating, evaluating and approving compensation of our directors, executive officers and key employees;

•	overseeing all compensation programs involving the use of our stock; and

•	producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders.

The compensation committee met four times and took action by unanimous written consent one time during the fiscal year ended December 31, 2006. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.epixpharma.com.

Nominating and Governance Committee

The nominating and governance committee of the board of directors currently consists of Frederick Frank, Mark Leuchtenberger and Gregory D. Phelps (Chairman), each of whom is an independent director within the meaning of the director independence standards of NASDAQ and applicable rules of the SEC.

The nominating and governance committee’s responsibilities include:

•	assisting the board by identifying qualified candidates for director and recommending to the board the director nominees for the next annual meeting of stockholders;

•	leading the board in its annual review of the board’s performance;

•	recommending to the board director nominees for each board committee;

•	overseeing the annual process of evaluation of the performance of our management; and

•	developing and recommending to the board a set of corporate governance guidelines.

The nominating and governance committee met one time during the fiscal year ended December 31, 2006. The nominating and governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.epixpharma.com.

Compensation Committee Interlocks and Insider Participation

During 2006, Mark Leuchtenberger, Patrick J. Fortune, Ph.D., Michael Gilman, Ph.D., Christopher F.O. Gabrieli and Gregory D. Phelps served on the compensation committee. During the last year, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE

No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be soliciting material or filed under either the Securities Act or the Exchange Act.

The Compensation Discussion and Analysis set forth below has been reviewed with management. Based on the review and discussion with management, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended December 31, 2006.

COMPENSATION COMMITTEE

Mark Leuchtenberger (Chair)
Patrick J. Fortune, Ph.D.
Michael Gilman, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

This Compensation Discussion and Analysis provides a narrative overview of our executive compensation philosophy, programs and policies. It is intended to highlight for investors significant information relating to our executive compensation programs and includes analysis on the compensation earned by our named executive officers, as detailed in the executive compensation tables. Our named executive officers include individuals who served as our chief executive officer and chief financial officer, as well as our other four most highly compensated executive officers, who served in such capacities during the 2006 fiscal year.

Overview

The primary philosophy of the compensation committee of our board of directors is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve our corporate goals and strategies, and the alignment of the interests of management with the long-term interests of our stockholders. To achieve these objectives, the compensation committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of the executive’s overall compensation to our research, clinical, regulatory, financial and operational performance.

We develop our compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the pharmaceutical and biotechnology industry. With respect to 2006 compensation, we utilized a Radford Biotechnology Compensation Survey for similar-sized companies with 50 to 150 employees and an Equilar Survey for biotechnology companies with similar-sized market capitalizations of greater than $100 million and less than $300 million. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures, are at similar stages of development and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies included in the survey. The compensation committee benchmarks total compensation, as well as annual cash and long-term performance compensation at between the 50th and 60th percentile for executive officers performing similar job functions at companies in our peer group, adjusted to reflect relative company size and performance. The compensation committee may approve total compensation packages for senior executive management that vary, lower or higher, from the peer group based on several principal factors, including level of overall experience, tenure with EPIX and performance ratings over several years. Overall, the compensation committee believes that our compensation programs, as structured, are within the market range of our peer group, based on survey information reviewed each year.

We believe that benchmarking is an appropriate tool because it ensures that we are paying our named executives in accordance with industry standards. We believe that this is necessary in order to retain and motivate our key management personnel. The compensation committee reviews all components of compensation for named executive officers. The compensation committee also, in accordance with its charter, among other responsibilities, administers incentive compensation plans and reviews and makes recommendations to our management on company-wide compensation programs and practices.

Compensation Objectives

Through our performance-based compensation philosophy, we endeavor to provide compensation opportunities that achieve the following objectives:

•	attract, motivate, reward and retain individuals of superior ability and managerial talent critical to our long-term success;

•	align executives’ interests with our corporate strategies, business objectives and the long-term interests of our shareholders; and

•	create incentives to achieve key strategic performance measures.

Our performance-driven compensation policy consists of the following four primary components:

•	base salary;

•	an annual cash incentive program;

•	long-term incentive awards in the form of stock options, restricted stock and/or deferred stock awards; and

•	severance, change of control and/or employment agreements.

The compensation committee targets total compensation, for experienced executives who achieve the majority of their goals, at between the 50th and 60th percentile for comparable positions in similarly-sized companies represented in the compensation data we review. Executives who do not perform at a high level are targeted for compensation at lower levels and may be reassigned or dismissed. Performance compensation is linked to specific, measurable corporate and individual goals. We use short-term compensation (base salaries and annual cash incentive awards) and long-term incentive awards to achieve our goal of driving long-term growth. We believe that long-term growth will be derived from setting challenging goals and creating clear incentives for achieving such goals. We recognize that in a company such as ours which is seeking to develop potential new drugs that there are numerous risks and uncertainties and that goals periodically need to be adjusted to reflect changes in circumstances and to encourage management to find effective ways to overcome unanticipated or otherwise new challenges.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2006 based on a number of factors including:

•	the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities, based on survey data as outlined above;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our company; and

•	executive and Company performance relative to specific goals set at the beginning of 2006 and as amended during the year.

We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base Salary

Base salaries, the fixed regular component of compensation, for each of our named executive officers are used to recognize the experience, skills, knowledge and responsibilities required of the named executive officers in their roles, and are generally set within a range of salaries that we believe are paid to peers with comparable qualifications, experience, responsibilities and performance at similarly situated companies. The salaries of our named executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities. In setting compensation levels, the compensation committee also takes into account such factors as (i) past corporate level performance and expectations of future performance, (ii) individual experience, (iii) the general and industry-specific business environment and (iv) individual performance. The compensation committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors.

The chief executive officer reviews and evaluates the performance of each of the other named executive officers, and the compensation committee considers the input of the chief executive officer in conducting its own review of the performance of these same executives. The compensation committee also assesses the performance of the chief executive officer. Generally, salary decisions for our named executive officers are made near the beginning of each calendar year and such salaries may be adjusted based on current salary level, Company and executive performance and competitive and market conditions among other factors. Fiscal year 2006 base salaries were determined by the compensation committee based on these considerations.

For the fiscal year ended December 31, 2006, the annual base salaries of our chief executive officer, our chief financial officer, our chief business officer, our former chief scientific officer and our former senior vice president of pipeline management, general manager of Israel, all of whom joined us on August 16, 2006 were $375,000, $210,000, $247,500, $201,075, and $213,421, respectively. The annual base salaries of our president, our former interim chief executive officer and our former principal accounting officer and executive director of finance were $328,274, $400,000 and $194,668, respectively. We believe that the base salaries paid to our executive officers during our fiscal year ended December 31, 2006 achieve our executive compensation objectives, compare favorably to our peer group and, in light of our overall compensation program, are within our target of providing total compensation at between the 50th and 60th percentile of the market.

Cash Incentive Bonuses

Cash bonuses are administered pursuant to our annual bonus program and are intended to reward individual performance during the year and can therefore be highly variable from year to year. Cash bonuses for our executive officers are designed to focus on realistic but challenging research, clinical, regulatory and operational goals, encourage our executive officers to work as a team to advance our corporate goals, provide a short-term cash incentive for our executive officers to achieve goals above and beyond predetermined corporate objectives and attract, reward, motivate and retain our leadership team in an extremely competitive environment. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals, with a target bonus generally set as a percentage of base salary. In its discretion, the compensation committee may, however, award bonus payments to our executive officers above or below the amounts specified in our annual bonus program.

The corporate goals under our annual bonus program are established by our compensation committee in consultation with our chief executive officer, after approval of our operating plan by the board of directors.

The individual goals for our named executive officers were generally designed to support the corporate goals, including key corporate objectives, such as goals related to strategic planning, and achievement of specific research, clinical, regulatory, operational and financial performance. In 2006, our corporate goals (and the percentage of total bonus that they represent) were designed to foster and reward progress with respect to:

•	completion of a major drug development alliance with a pharmaceutical company — 35% awarded;

•	completion by September 2006 of analysis of data from our Phase III trial of PRX-00023 — 20% awarded;

•	meeting the primary endpoint in our Phase III trial of PRX-00023 — 0% awarded;

•	complete Phase 2a combination study of PRX-03140 — 10% awarded;

•	completion by the third quarter of 2006 of a Phase I, single ascending dose trial of PRX 07034 — 5% awarded;

•	completion by the fourth quarter of 2006 of a Phase I, multiple ascending dose trial of PRX 07034 — 5% awarded;

•	obtaining two new “hits” in our drug discovery programs — 10% awarded; and

•	identification of an early development candidate in an ongoing lead optimization program — 5% awarded.

In addition, a corporate goal for Dr. Uprichard was the completion of the merger between EPIX and Predix Pharmaceuticals Holdings, Inc. Awards for 2006 were based on a written comparison of the actual performance of the executive officer against his or her predetermined performance objectives.

During 2006, in light of the merger between EPIX and Predix Pharmaceuticals, each executive was evaluated based on performance in their respective companies prior to the merger and after the merger based on their performance within the combined Company. The target bonus under the annual bonus program was 40% of base salary for Drs. Kauffman and Uprichard, our chief executive officer and president, respectively, and 30% for each of the other named executive officers. The compensation committee based 100% of the target bonus for each of Drs. Kauffman and Uprichard on the achievement of the corporate goals. The compensation committee based 80% of the target bonus for each of Ms. Drapkin, Mr. Schor and Dr. Becker on the achievement of the corporate goals and the remaining 20% was based on the achievement of each respective executive officers’ individual goals. The compensation committee has discretion in assessing individual performance and compensation and can, at its discretion, provide incremental awards to executive officers. In sum, this element of executive compensation is earned on the basis of corporate success in executing our operating plan and on the basis of individual success in supporting that process.

Based on our actual corporate performance in 2006, our compensation committee determined that 90% of our corporate goals had been achieved, the corporate goal of meeting the primary endpoint in our Phase III trial of PRX-00023 was not achieved. The compensation committee awarded an additional 10% corporate goal overachievement to Dr. Kauffman for his contributions to our company and an additional 25% corporate goal achievement to Dr. Uprichard in connection with his role in the achievement of the merger between EPIX and Predix. The compensation committee awarded each of Ms. Drapkin and Mr. Schor an additional 20% and 25% individual goal achievement, respectively, in connection with their contributions to the EPIX and Predix merger and integration and strategy and execution of business development efforts. The actual bonus payments reflect the exercise of discretion by the compensation committee to increase bonus payments to Dr. Kauffman, Dr. Uprichard, Ms. Drapkin and Mr. Schor, above the level earned pursuant to the formula of our annual bonus program. These target and maximum payout amounts were set at levels our board of directors determined were appropriate in order to achieve our objective of retaining those executives who perform at or above the levels necessary for us to achieve our business plan, which, among other things, involves growing our company in a cost effective way. Fiscal 2006 bonuses were paid in February 2007. Further details about our annual bonus program and the payments made to our named executive officers in 2006 are provided below in the “Summary Compensation Table” and “Grants of Plan-Based Awards” tables and the footnotes to each table.

No payments were made to Mr. Astrue or Mr. Pelletier under our annual bonus program for fiscal 2006.

In addition, the compensation committee awarded Dr. Uprichard a discretionary bonus of an additional $25,000 for his role in overseeing the EPIX operations during the months leading up to the merger when we were without a chief executive officer.

In addition, the compensation committee awarded Ms. Drapkin a discretionary bonus of an additional $45,000 for her outstanding performance relating to the merger and integration, financial analysis of business development opportunities and development of a financing strategy. Additionally, in April 2007, Ms. Drapkin received a special one-time bonus of $50,000 in recognition of her extraordinary efforts in connection with our investigation and remediation of our historical stock option practices.

In addition, the compensation committee awarded Mr. Schor a discretionary bonus of an additional $125,000 for his outstanding accomplishments relating to multiple business development deals executed in 2006.

Equity Incentive Compensation

We also use equity-based incentive programs to attract, retain, motivate and reward our executive officers, primarily through grants of stock options. Through our stock option grants, we seek to align the interests of our executive officers with our shareholders, reward and motivate long-term executive performance and provide an incentive for retention. Our decisions regarding the amount and type of equity incentive compensation and relative weighting of these awards among total executive compensation have been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion.

Our practice has been to grant equity-based awards to our named executive officers at the time they commence employment or are promoted, as well as on an annual basis, consistent with the number of options granted to peers within and outside the industry at similar levels of seniority. We believe that our practice in this regard is consistent with our objective of attracting and retaining key management personnel. All such grants are subject to approval by the compensation committee at regularly scheduled committee meetings. In 2006, we considered a number of factors in determining the amount of equity incentive awards, if any, to grant to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives; and

•	the amount and percentage of our total equity on a diluted basis held by our executives.

Stock option awards

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with us. Stock options are earned on the basis of continued service to us and generally vest pro-rata quarterly over four years and therefore serve as a retention tool. Stock option awards are made pursuant to our EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan and Predix Pharmaceuticals Holdings, Inc. Amended and Restated 2003 Stock Incentive Plan, which we refer to together as the Plans.

The exercise price of each stock option granted under the Plans is based on the fair market value of our common stock on the date of grant. The fair market value of our common stock for purposes of determining the exercise price of stock options has been determined based on our closing market price on the grant date.

In addition, the compensation committee may make performance-based awards from time-to-time, as it deems appropriate. In making such performance-based awards, the compensation committee considers individual contributions to our financial, operational and strategic objectives.

In August 2006, the compensation committee awarded stock options to all employees, including our executive officers, following completion of the merger with Predix. Drs. Kauffman, Uprichard, Becker, and Noiman and Ms. Drapkin, and Mr. Schor, received 150,000, 150,000, 35,000, 35,000, 50,000, and 30,000 options respectively, as a result of the successful completion of the merger.

In February 2006, the compensation committee awarded stock options to all employees, including our executive officers, in connection with their 2005 performance. Dr. Uprichard and Mr. Pelletier received 29,166 and 7,737 options for their 2005 performance. As our interim chief executive officer, Mr. Astrue did not receive a stock option grant.

Equity Grant Policy

In March 2007, we adopted an equity award grant policy in order to make the grant process more efficient in connection with new hires, to ensure that our equity granting practices continue to be maintained in compliance with our equity plans and policies and with all applicable laws, and to specifically prevent the backdating of any equity grant, or the manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. Under this newly adopted policy, all grants will continue to be made at fair market value and calculated based on our closing market price on the grant date. The equity grant policy will further provide that we will only grant equity awards on a regularly scheduled basis, as follows:

•	grants made in conjunction with the hiring of a new employee or the promotion of an existing employee will be made on a regular monthly basis on the last trading day of the month;

•	grants made to existing employees other than in connection with a promotion or under a predefined performance plan will be made, if at all, on an annual basis on the third business day following our release of earnings results for the fourth quarter and year end; and

•	grants, if any, made to employees which are exceptions to this policy must be approved by the compensation committee and will be made on the last trading day of the month in which they are approved.

Employment Agreements

We entered into the following agreements with each of our executive officers or former executive officers.

Michael G. Kauffman, M.D., Ph.D., our chief executive officer, executed an employment agreement on March 27, 2007. The employment agreement provides for a one-year term of employment, with automatic, annual extensions of additional one-year terms, and established his initial annual base salary. The employment agreement also provides for certain severance and change in control payments.

Andrew C.G. Uprichard, our president, executed a severance and incentive agreement on March 14, 2005 and an amendment to the agreement on May 19, 2006. The agreement also provides for certain severance payments that are more fully described under “Employment Agreements and Severance Benefits” below.

Kim C. Drapkin, our chief financial officer, executed an employment agreement on March 26, 2007. The employment agreement provides for a one-year term of employment, with automatic, annual extensions of additional one-year terms, and established her initial annual base salary. The employment agreement also provides for certain severance and change in control payments.

Chen Schor, our chief business officer, executed an employment agreement with Predix on November 23, 2003. The employment agreement provides for at-will employment without any specific term and established his initial annual base salary. Pursuant to the employment agreement, Mr. Schor was granted an option, which vests over 4 years, to purchase up to 16,073 shares at a price of $2.18 per share. The employment agreement also provides for certain severance and change in control payments that are more fully described under “Employment Agreements and Severance Benefits” below.

Oren Becker, Ph.D., our former chief scientific officer, executed an employment agreement with Predix on October 31, 2000, subsequent amendments on April 3, 2001, August 29, 2001, May 12, 2003, and August 8, 2003, and an extension letter on June 9, 2005. As amended, the employment agreement provides for one-year periods of employment, each ending at the end of the calendar year, until terminated, unless terminated earlier for cause (as defined in the agreement). The employment agreement established Dr. Becker’s monthly base salary. The employment agreement also provides for certain severance and change in control payments that are more fully described under “Employment Agreements and Severance Benefits” below.

Silvia Noiman, Ph.D. our former senior vice president of global pipeline management and general manager Israel, executed an employment agreement with Predix on October 31, 2000, subsequent amendments on April 3, 2001, August 29, 2001, May 12, 2003, June 18, 2004 and an extension letter on June 9, 2005. The employment agreement provides for one-year periods of employment, each ending at the end of the calendar year, until terminated, unless terminated earlier for cause (as defined in the agreement). The employment agreement established Dr. Noiman’s monthly base salary. This agreement expired upon the termination of Dr. Noiman’s employment with us on November 10, 2006.

Michael Astrue, our interim chief executive officer from September 2005 until May 2006, executed an employment agreement on September 18, 2005 which was amended in March 2006. The agreement provided for a four month term, extendable for an additional two months. The employment agreement established Mr. Astrue’s annual base salary. Mr. Astrue did not receive a stock option grant or bonus. This agreement expired upon the termination of Mr. Astrue’s employment with us on May 5, 2006.

Robert Pelletier, our former executive director of finance, principal accounting officer, executed a retention agreement on July 27, 2006. The agreement provided for a lump sum retention amount of $68,667 provided Mr. Pelletier remain with us through August 10, 2006. This agreement expired upon the termination of Mr. Pelletier’s employment with us on August 10, 2006.

See also “Employment Agreements and Severance Benefits”.

Other Compensation

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses and relocation assistance when certain executive officers and non-executives join us. In addition, we also offer benefits for our employees located in Israel, as a result of applicable Israeli laws, government social programs and customs, which may be in addition to or different from those offered to our U.S.-based employees.

Common Share Ownership Requirements

We seek to weight our compensation structure to ownership of our common shares. We believe that broad-based stock ownership by our employees (including the named executive officers) enhances our ability to deliver shareholder returns by increasing the alignment between the interests of our employees and our shareholders. The goal of the stock option program is to engage all of our named executive officers as partners in our success and help us realize the maximum gain from its strategy. We do not have a formal requirement for share ownership by any group of employees.

Tax Deductibility of Compensation

Within our performance-based compensation program, we aim to compensate our named executive officers in a manner that is tax-effective for us from a corporate tax perspective. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

The non-performance based compensation paid in cash to our executive officers for the 2006 fiscal year did not exceed the $1.0 million limit per officer, and the compensation committee does not anticipate that the nonperformance based compensation to be paid in cash to our executive officers for fiscal 2007 will exceed that limit.

Conclusion

Our compensation policies are designed to retain and motivate our senior executive officers and to ultimately reward them for outstanding performance, with particular emphasis placed on the achievement of our research, clinical, regulatory and operational performance while also seeking to align the long-term interests of our management with those of our stockholders. We believe our compensation strategy is appropriate for a company at our stage of development and as compared to other biotech and pharmaceutical companies with similar market capitalizations.

Summary Compensation

The following table sets forth summary information concerning the compensation paid or earned services rendered to us in all capacities during the fiscal year ended December 31, 2006 by our current chief executive officer, current chief financial officer, former interim chief executive officer, former principal accounting officer and each of the other four most highly compensated persons serving as our executive officers during fiscal year 2006. We refer to these individuals as our named executive officers.

Summary Compensation Table — 2006

				Non-Equity
				Incentive
			Option	Plan	All Other
		Salary	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(3)	($)(4)	($)		($)

Michael G. Kauffman,	2006	$134,135	$272,929	$75,000	$1,126,800	(5)	$1,608,864
Chief Executive Officer
Andrew C.G. Uprichard,	2006	$326,552	$715,812	$176,006	$3,002	(7)	$1,221,372
President
Kim C. Drapkin,	2006	$75,115	$94,160	$75,240	$273,837	(6)	$518,352
Chief Financial Officer
Chen Schor,	2006	$88,529	$180,052	$161,011	$478,019	(8)	$907,611
Chief Business Officer
Oren Becker,	2006	$75,403	$64,422	$34,577	$512,801	(9)	$687,203
Former Chief Scientific Officer(2)
Michael Astrue,	2006	$146,154	$—	$—	$—		$146,154
Former Interim Chief Executive Officer(2)
Robert Pelletier,	2006	$154,111	$16,259	$—	$75,258	(10)	$245,628
Former Principal Accounting Officer and Executive Director of Finance(2)
Silvia Noiman,	2006	$62,248	$482,983	$—	$693,559	(11)	$1,238,790
Former Senior Vice President of Pipeline Management, General Manager Israel(2)

(1)	The amounts in the “Salary” column represent the annual base salary for each executive officer. The amounts for Michael G. Kauffman, Kim C. Drapkin, Chen Schor, Oren Becker and Silvia Noiman

represent the amount earned from their employment start date of August 16, 2006 (the date of our merger with Predix Pharmaceuticals Holdings, Inc.).

(2)	The amounts included in this table for Michael Astrue, Robert Pelletier and Silvia Noiman represent the amounts earned through the effective date of their resignation from the Company of May 5, 2006, August 10, 2006 and November 10, 2006, respectively. Oren Becker resigned from the Company effective April 19, 2007.

(3)	The amounts in the “Option Awards” column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 calculated in accordance with SFAS 123R for stock options granted in 2006 and prior years. Due to their resignations from the Company in 2006, Robert Pelletier and Silvia Noiman forfeited 33,735 and 35,000 unvested options in 2006, respectively. For a discussion of the assumptions underlying this valuation please see Note 11 to the Consolidated Financial Statements included in the annual report on Form 10-K for fiscal year 2006.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent amounts earned in 2006 and paid in February 2007 under our annual bonus plan.

(5)	Included in “All Other Compensation” for Michael G. Kauffman is $1,108,361 of cash paid or to be paid for the milestone payments representing merger consideration payable to the former option and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $633,349 was paid in 2006 and $475,012 is required to be paid on October 29, 2007. Also included in this column is interest earned on the second milestone payment due on October 29, 2007 of $18,439.

(6)	Included in “All Other Compensation” for Kim C. Drapkin is $270,243 of cash paid or to be paid for the milestone payments representing merger consideration payable to the former option and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $154,425 was paid in 2006 and $115,818 is required to be paid on October 29, 2007. Also included in this column is interest earned on the second milestone payment due on October 29, 2007 of $3,594.

(7)	Included in “All Other Compensation” for Andrew C.G. Uprichard is our matching contributions to his 401K plan.

(8)	Included in “All Other Compensation” for Chen Schor is $468,210 of cash paid or to be paid for the milestone payments representing merger consideration payable to the former option and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $267,549 was paid in 2006 and $200,661 is required to be paid on October 29, 2007. Also included in this column is $8,295 for interest earned on the milestone payment due on October 29, 2007 and $1,514 for our matching contributions to his 401K plan.

(9)	Included in “All Other Compensation” for Oren Becker is $487,135 of cash paid or to be paid for the milestone payments representing merger consideration payable to the former option and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $278,363 was paid in 2006 and $208,772 is required to be paid on October 29, 2007. Also included in this column is $6,590 for interest earned on the milestone payment due on October 29, 2007 and $19,076 of our contributions to social plans in Israel.

(10)	Included in “All Other Compensation” for Robert Pelletier is $68,667 of retention compensation paid in association with his resignation on August 10, 2006 and $6,591 for our matching contributions to his 401K plan.

(11)	Included in “All Other Compensation” for Silvia Noiman is $574,229 of cash paid or to be paid for the milestone payments representing merger consideration payable to the former option and warrant holders of Predix Pharmaceuticals Holdings, Inc. Of this amount, $328,131 was paid in 2006 and $246,098 is required to be paid on October 29, 2007. Also included in this column is $95,727 for severance pay in association with her resignation on November 10, 2006, $7,748 for interest earned on the milestone payment due on October 29, 2007 and $15,855 of our contributions to social plans in Israel.

Grants of Plan-Based Awards

The following table sets forth information concerning the stock option grants made to each of the named executive officers during the fiscal year ended December 31, 2006 pursuant to our EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan. We have never granted any stock appreciation rights or any other equity awards.

Grants of Plan-Based Awards

					All other
					Option
					Awards:	Exercise
		Estimated Future Payouts			Number of	or Base	Grant Date
		Under Non-Equity Incentive			Securities	Price of	Fair Value of
		Plan Awards(1)			Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	($/Sh)	Awards(2)

Michael G. Kauffman	8/16/06	$0	$75,000	$93,750
	8/18/06				150,000	$7.20	$725,745
Andrew C.G. Uprichard	1/1/06	$0	$131,310	$164,138
	2/10/06				29,166	$7.10	$138,801
	8/18/06				150,000	$7.20	$725,745
Kim C. Drapkin	8/16/06	$0	$31,500	$39,375
	8/18/06				50,000	$7.20	$241,915
Chen Schor	8/16/06	$0	$37,125	$46,406
	8/18/06				30,000	$7.20	$145,149
Oren Becker	8/16/06	$0	$32,100	$40,125
	9/19/06				35,000	$5.31	$124,555
Michael Astrue	None
Robert Pelletier	1/1/06	$0	$38,934	$58,400
	2/10/06				7,737	$7.10	$36,821
Silvia Noiman	8/16/06	$0	$32,000	$40,000
	9/19/06				35,000	$5.31	$124,555

(1)	Included in these columns are the threshold, target and maximum payout levels under our annual bonus program. The actual amount of incentive bonus earned by each named executive officer in 2006 is reported under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with SFAS 123R. For a discussion of the assumptions underlying this valuation please see Note 11 to the Consolidated Financial Statements included in the annual report on Form 10-K for fiscal year 2006.

Each of the options in the foregoing table was granted under our EPIX Medical, Inc. Amended and Restated 1992 Equity Incentive Plan and expires on the tenth anniversary of the grant date. Vesting of the options generally occurs on a monthly, quarterly or annual basis over a four or five year period. In accordance with the process for determination of fair market value under the plans noted above, the exercise price for each option is equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock for purposes of determining the exercise price of stock options has been determined based on our closing market price on the grant date.

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all stock options held by our named executive officers as of December 31, 2006. All outstanding equity awards are in the form of stock options quantified in the following table based upon the number of shares of common stock underlying the stock options. Certain of our named executive officers own shares of our common stock, the following table does not include such shares.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option
	Options (#)		Options (#)		Exercise	Option Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

Michael G. Kauffman	31,029	(1)	3,737	(1)(2)	$2.18	8/11/13
	5,740	(1)	5,740	(1)(3)	$2.18	1/29/14
	2,870	(1)	1,722	(1)(4)	$2.18	4/29/14
	135,315	(1)	—		$0.98	9/23/14
	100,486	(1)	109,229	(1)(5)	$0.98	1/18/15
	24,457	(1)	44,600	(1)(6)	$1.74	4/28/15
	9,375		140,625	(7)	$7.20	8/18/16
Andrew C.G. Uprichard	46,664		70,002	(8)	$30.57	7/16/14
	6,999		28,000	(9)	$10.73	3/17/15
	—		29,166	(10)	$7.10	2/10/16
	9,375		140,625	(7)	$7.20	8/18/16
Kim C. Drapkin	26,299	(1)	44,081	(1)(11)	$0.98	4/26/15
	13,628	(1)	24,854	(1)(12)	$1.74	4/28/15
	3,125		46,875	(7)	$7.20	8/18/16
Chen Schor	8,036	(1)	8,037	(1)(13)	$2.18	12/15/13
	114	(1)	—		$2.18	1/29/14
	4,305	(1)	2,583	(1)(4)	$2.18	4/29/14
	25,085	(1)	32,313	(1)(14)	$0.98	12/10/14
	31,702	(1)	49,533	(1)(5)	$0.98	1/18/15
	9,119	(1)	18,843	(1)(6)	$1.74	4/28/15
	1,875		28,125	(7)	$7.20	8/18/16
Oren Becker	12,940	(1)	2,632	(1)(2)	$2.18	8/11/13
	1,148	(1)	688	(1)(4)	$2.18	4/29/14
	118,154	(1)	—		$0.98	9/23/14
	33,325	(1)	36,224	(1)(5)	$0.98	1/18/15
	3,877	(1)	7,071	(1)(6)	$1.74	4/28/15
	2,188		32,812	(15)	$5.31	9/19/16
Michael Astrue	None		None
Robert Pelletier	None		None
Silvia Noiman	None		None

(1)	Options were assumed in the merger with Predix Pharmaceuticals Holdings, Inc. on August 16, 2006.

(2)	Remaining options vest in equal annual installments through July 2007.

(3)	Remaining options vest in equal annual installments through January 2008.

(4)	Remaining options vest in equal quarterly installments through April 2008.

(5)	Remaining options vest in equal monthly installments through January 2009.

(6)	Remaining options vest in equal monthly installments through July 2009.

(7)	Remaining options vest in equal quarterly installments through August 2010.

(8)	Remaining options vest in equal annual installments through July 2009.

(9)	Remaining options vest in equal annual installments through March 2010.

(10)	Remaining options vest in equal annual installments through February 2010.

(11)	Remaining options vest in equal monthly installments through February 2009.

(12)	Remaining options vest in equal monthly installments through July 2009.

(13)	Remaining options vest in equal annual installments through January 2008.

(14)	Remaining options vest in equal monthly installments through December 2007.

(15)	Remaining options vest in equal quarterly installments through September 2010.

Option Exercises and Stock Vested During Fiscal Year 2006

Option Exercises — 2006

The following table provides information on stock option exercises in our fiscal year ended December 31, 2006 by our named executive officers(1).

	Option Awards
	Number of
	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)

Michael G. Kauffman	26,672	$85,084
Kim C. Drapkin	11,000	$35,420
Chen Schor	18,000	$58,320
Silvia Noiman	254,688	$1,408,724

(1)	Aside from stock options, there were no stock awards or other forms of equity compensation made or outstanding for our named executive officers in 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Employment Agreements and Severance Benefits

Potential Payments Upon Termination or Change in Control

We consider it in the best interests of our shareholders to foster the continuous at-will employment of key management personnel and to prevent their departure. In order to provide the key members of management with an incentive to continue their respective at-will employment and to maximize corporate value for the benefit of our shareholders, we entered into employment agreements with Dr. Kauffman, Ms. Drapkin, Mr. Schor, Dr. Becker and Dr. Noiman, and a severance and incentive agreement with Dr. Uprichard. The above agreements entitle each named executive officer to compensation if the named executive officer’s employment is terminated without cause or in some cases by the executive for good reason. Severance payments, which are specifically disclosed for each named executive officer in the tables below, may include salary continuation for a set period of time, continued group health benefits, and any bonuses accrued by us at the time of termination.

In addition, upon a change of control, all stock options and other stock-based awards granted to each of the named executive officer will immediately accelerate and become fully exercisable as of the effective date of the change of control.

The level of severance payments was determined by evaluating executive employment agreements with comparative publicly-traded biotech and pharmaceutical companies. The compensation committee considered the nature of the responsibilities of the named executive officers, the length of time to replace these positions, and the effect of a decision to terminate on the executive officer’s career during that time period. The terms of the severance benefit under the employment or severance agreements are intended to be roughly proportionate thus helping to ensure that the executive focuses his or her attention on our management, including a willingness to undertake a reasonable degree of business risk in an effort to create shareholder value. We believe that the levels of severance payments determined by the compensation committee would help our named executive officers remain focused on our corporate goals and objectives in the event of a change in control transaction.

The following summary tables set forth potential payments payable to our executive officers upon termination of employment or a change in control of us under their current employment agreements and our other compensation programs. The compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable.

The following table describes the potential payments and benefits upon employment termination or change of control for Michael G. Kauffman, our chief executive officer, as if his employment terminated as of December 29, 2006, the last business day of our last fiscal year.

					Involuntary
					Termination in
	Voluntary	Voluntary	Termination by	Termination by	Connection with or
	Resignation Not	Resignation for	Company Not for	Company for	Following Change of
Payments and Benefits(1)	for Good Reason	Good Reason	Cause	Cause	Control

Cash Severance	$—	$—	$187,500	$—	$468,750
Stock Options(2)	—	—	—	—	929,631
Health Care Benefits	—	—	4,584	—	11,460
Accrued Vacation Pay	17,392	17,392	17,392	17,392	17,392

Total	$17,392	$17,392	$209,476	$17,392	$1,427,233

(1)	On March 27, 2007, Dr. Kauffman entered into a new employment agreement; however, this table sets forth potential payments payable to Dr. Kauffman assuming a change of control on, and/or his employment was terminated on December 29, 2006 and therefore this table is based on the terms of Dr. Kauffman’s now-superseded employment agreement.

(2)	Based on the closing price of our common stock of $6.90 on December 29, 2006 as quoted by the NASDAQ Global Market.

The following table describes the potential payments and benefits upon employment termination or change of control for Andrew C.G. Uprichard, our president, as if his employment terminated as of December 29, 2006, the last business day of our last fiscal year.

					Involuntary
					Termination in
	Voluntary	Voluntary	Termination by	Termination by	Connection with or
	Resignation Not	Resignation for	Company Not for	Company for	Following Change of
Payments and Benefits	for Good Reason	Good Reason	Cause	Cause	Control

Cash Severance	$—	$328,274	$328,274	$—	$328,274

Total	$—	$328,274	$328,274	$—	$328,274

The following table describes the potential payments and benefits upon employment termination or change of control for Kim C. Drapkin, our chief financial officer, as if her employment terminated as of December 29, 2006, the last business day of our last fiscal year.

					Involuntary
					Termination in
	Voluntary	Voluntary	Termination by	Termination by	Connection with or
	Resignation Not	Resignation for	Company Not for	Company for	Following Change of
Payments and Benefits(1)	for Good Reason	Good Reason	Cause	Cause	Control

Cash Severance	$—	$—	$105,000	$—	$157,500
Pro Rata Target Bonus	—	—	31,500	—	—
Stock Options(2)	—	—	—	—	389,206
Health Care Benefits	—	—	6,879	—	10,318
Accrued Vacation Pay	8,932	8,932	8,932	8,932	8,932

Total	$8,932	$8,932	$152,311	$8,932	$565,956

(1)	On March 26, 2007, Ms. Drapkin entered into a new employment agreement; however, this table sets forth potential payments payable to Ms. Drapkin assuming a change of control on, and/or her employment was terminated on December 29, 2006 and therefore this table is based on the terms of Ms. Drapkin’s now-superseded employment agreement.

(2)	Based on the closing price of our common stock of $6.90 on December 29, 2006 as quoted by the NASDAQ Global Market.

The following table describes the potential payments and benefits upon employment termination or change of control for Chen Schor, our chief business officer, as if his employment terminated as of December 29, 2006, the last business day of our last fiscal year.

					Involuntary
					Termination in
	Voluntary	Voluntary	Termination by	Termination by	Connection with or
	Resignation Not	Resignation for	Company Not for	Company for	Following Change of
Payments and Benefits	for Good Reason	Good Reason	Cause	Cause	Control

Cash Severance	$—	$—	$127,400	$—	$191,100
Stock Options(1)	—	—	—	—	631,884
Health Care Benefits	—	—	6,879	—	10,318
Accrued Vacation Pay	15,287	15,287	15,287	15,287	15,287

Total	$15,287	$15,287	$149,566	$15,287	$848,589

(1)	Based on the closing price of our common stock of $6.90 on December 29, 2006 as quoted by the NASDAQ Global Market.

The following table describes the potential payments and benefits upon employment termination or change of control for Oren Becker, our former chief scientific officer, as if his employment terminated as of December 29, 2006, the last business day of our last fiscal year.

						Involuntary
						Termination in
	Voluntary	Voluntary	Termination by		Termination by	Connection with or
	Resignation Not	Resignation for	Company Not for		Company for	Following Change of
Payments and Benefits	for Good Reason	Good Reason	Cause		Cause	Control

Cash Severance	$—	$—	$51,161		$—	$95,209
Stock Options(1)	—	—	—		—	318,774
Accrued Vacation Pay	25,469	25,469	29,362		25,469	29,362
Other Perquisites	—	—	41,727	(2)	—	41,727	(2)

Total	$25,469	$25,469	$122,250		$25,469	$485,072

(1)	Based on the closing price of our common stock of $6.90 on December 29, 2006 as quoted by the NASDAQ Global Market.

(2)	Includes social benefit programs in Israel.

Director Compensation

The following table provides information related to the compensation of our non-employee directors for our fiscal year ended December 31, 2006.

	Fees
	Earned or
	Paid in	Option
	Cash	Awards	Total
Name	($)	($)(4)(5)	($)

Patrick J. Fortune(3)	$9,375	$10,200	$19,575
Frederick Frank(3)	$9,375	$10,187	$19,562
Christopher F.O. Gabrieli	$25,000	$54,827	$79,827
Michael Gilman(2)	$15,302	$15,131	$30,433
Mark Leuchtenberger	$25,000	$158,070	$183,070
Robert Perez(2)	$5,625	$10,190	$15,815
Gregory D. Phelps	$25,000	$139,818	$164,818
Ian F. Smith(3)	$9,375	$10,187	$19,562
Peter Wirth(1)	$15,625	$42,532	$58,157

(1)	Peter Wirth did not stand for reelection at the 2006 annual meeting held on August 15, 2006.

(2)	Elected to the board of directors on April 24, 2006. Fees earned in 2006 exclude fees of $23,420 paid to Michael Gilman as a consultant prior to his election to the board of directors.

(3)	Joined the board of directors upon the merger with Predix on August 16, 2006.

(4)	Amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 calculated in accordance with SFAS 123R for stock options granted in 2006 and prior years. The grant date fair value of option grants in 2006 calculated in accordance with SFAS 123R was $27,176, $54,356, $16,171, $66,070, $80,860, $26,952, $16,171 and $54,356 for Patrick J. Fortune, Frederick Frank, Christopher F.O. Gabrieli, Michael Gilman, Mark Leuchtenberger, Robert Perez, Gregory D. Phelps and Ian F. Smith, respectively. Peter Wirth was not granted options in 2006. For a discussion of the assumptions underlying this valuation please see Note 11 to the Consolidated Financial Statements included in the annual report on Form 10-K for fiscal year 2006.

(5)	The aggregate number of option awards outstanding for each director at December 31, 2006 was: Patrick J. Fortune — 7,117; Frederick Frank — 15,612; Christopher F.O. Gabrieli — 63,331; Michael Gilman — 16,666; Mark Leuchtenberger — 36,665; Robert Perez — 5,555; Gregory D. Phelps — 23,332; Ian F. Smith — 15,703 and Peter Wirth — 39,998.

Narrative to Director Compensation Table

In connection with our efforts to attract and retain highly-qualified individuals to our Board of Directors, we maintain a cash and equity compensation policy for our non-employee members of our Board. Subject to certain attendance thresholds described below, each of our non-employee members of our Board are entitled to the following cash compensation:

Annual retainer for board membership and committee membership	$25,000
Annual retainer for board membership and non-committee membership	$15,000

In 2006 each of our non-employee members of our board was entitled to the following equity compensation: Upon election or re-election to the board of directors, a non-employee member of our board is granted an option to purchase 16,667 shares of our common stock under our EPIX Medical, Inc. Amended and Restated 1996 Director Stock Option Plan. These shares are exercisable in equal installments over a three year period on each anniversary of the grant, provided that the optionee is still a director of the our company at the opening of business on such date. In addition, each non-employee director is automatically granted an option to purchase 3,333 shares of our common stock annually during the years in which such director is not up for reelection to the board. Such options become exercisable in full on the first anniversary date of the grant, provided that the optionee is still a director of our company at the opening of business on such date. A total of 73,330 options were granted to our board members in 2006.

In addition to the cash and equity compensation described above, all members of our board were reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

In April 2007, Frederick Frank, Patrick J. Fortune, Robert Perez and Ian F. Smith each received a $10,000 retainer in consideration of their efforts as members of our special independent committee in connection with the investigation into our prior stock option practices and subsequent restatement of historical financial statements.

REPORT OF THE AUDIT COMMITTEE

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be soliciting material or filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Ian F. Smith, CPA (Chairman), Christopher F.O. Gabrieli and Gregory D. Phelps. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by NASDAQ and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Mr. Smith is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee also reviewed with Ernst and Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The audit committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst and Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst and Young LLP with that firm’s independence.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The audit committee has also evaluated the performance of Ernst and Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services in 2006. Information about Ernst and Young LLP’s fees for 2006 is discussed below in this proxy statement under “Proposal 3 — Ratification of Selection of Independent Registered Public Accountants.” Based on its evaluation, the audit committee has recommended that the Company retain Ernst and Young LLP to serve as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Respectfully submitted by the Audit Committee,

Ian F. Smith, CPA (Chair)
Christopher F.O. Gabrieli
Gregory D. Phelps

PROPOSAL 2

APPROVAL OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN

Our Amended and Restated 1996 Employee Stock Purchase Plan expired at the end of 2006. In order to continue to offer employees an opportunity to share in the success of the business and to continue to promote our best interests, the board of directors adopted the 2006 Employee Stock Purchase Plan, or ESPP, on December 14, 2006. The ESPP will become effective only upon approval by stockholders. If the ESPP is not approved, it will not become effective and no shares will be issued under the ESPP.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the ESPP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

The material features of the ESPP are outlined below:

Purpose

The purpose of the ESPP is to encourage our employees to acquire our common stock. It is believed that the ESPP will serve the interests of us and our stockholders because it allows employees to have a greater personal financial interest in us through ownership of our common stock, which in turn will stimulate employees’ efforts on our behalf, and maintain and strengthen their desire to remain with us. It is believed that the ESPP will also assist in the recruitment of employees.

Stock Subject to ESPP

We have reserved two hundred thousand (200,000) shares of our common stock to be issued under the ESPP. Based on our closing price on April 26, 2007 of $6.80, the market value of these shares is $1,360,000. The number of shares available under the ESPP will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the ESPP expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights will again become available for issuance under the ESPP. The common stock to be issued under the ESPP may be from:

•	authorized but unissued common stock;

•	common stock held in our treasury; or

•	from any other proper source.

participation in the Plan

Individuals are eligible to participate in the ESPP on a voluntary basis if, on the first day of any purchase period the individual:

•	is an employee of us or an employee of any subsidiary that has been designated by our board of directors to participate in the ESPP;

•	is customarily employed for more than 20 hours per week;

•	has completed at least one (1) month of employment; and

•	does not own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

The ESPP will be implemented by six-month offering periods of rights to all eligible employees. To purchase shares during an offering, a participating employee must authorize payroll deductions, which may not exceed 15% of such employee’s base pay and overtime. Rights granted under the ESPP are not transferable and they may be exercised only by the person to whom they are granted. No participating employee may receive an option to purchase stock under the ESPP with a value greater than $25,000 in any calendar year. Based on our closing stock price on April 26, 2007 of $6.80, a participant could purchase a maximum of 3,676 shares of common stock per year.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the period of the offering. The amounts deducted are credited to an account maintained on behalf of the participant. A participant may terminate his or her payroll deductions during the offering period. A participant may not increase or decrease his or her participation percentage during an offering period. All stock purchases by a participant are credited to his or her account under the ESPP by book entry.

Purchase of Stock

Shares are purchased by the participant at 85% of the lower of the closing price on the first or last business day of the offering period.

Termination

Each participant may withdraw from a given offering by delivering a notice of withdrawal from the ESPP. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her payroll deductions accumulated during that offering period without interest and such employee’s interest in the offering will be automatically terminated.

An employee’s withdrawal from an offering will not have any effect upon such employee’s ability to participate in other offerings under the ESPP. Rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of an employee’s employment with us or our subsidiaries for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions without interest.

Adjustment Provisions

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other similar event, the committee administering the ESPP shall make such adjustments, if any, as it may deem appropriate in the type, class or number of shares authorized for issuance under the ESPP and/or the type or class of shares subject to outstanding purchase rights.

Duration, Amendment and Termination

The board of directors may amend, suspend or terminate the ESPP at any time, except that no amendment may materially and adversely affect any outstanding purchase rights. To the extent determined necessary and required by the tax laws to maintain the status of the ESPP as a Section 423 qualified employee stock purchase plan, amendments to the ESPP will be submitted to the stockholders for approval. Unless terminated earlier, the ESPP will automatically terminate on the date on which the shares available under the ESPP, as adjusted from time to time, are exhausted.

Incorporation by Reference

The foregoing is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Federal Income Tax Information

Below is an explanation of the federal income tax consequences for participants in the ESPP. The following is only a summary of the effect of federal income taxation upon employees and us with respect to the ESPP. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended. Qualification as an employee stock purchase plan means that employees will not be taxed at the federal level when we grant them an option at the beginning of a purchase period or when the employee exercises an option on the last day of a purchase period and purchases common stock.

The federal income tax consequences for participants in the ESPP are as follows:

•	No taxable income will be recognized by a participant until the sale or other disposition of the shares of common stock acquired under the ESPP. At that time, a participant generally will recognize ordinary income and capital gains or losses. When the shares are disposed of by a participant two years or more after the beginning of the offering in which the shares were purchased, he or she will recognize ordinary income equal to the lesser of (a) 15% of the fair market value of the shares on the first day of the offering period or (b) the excess of the fair market value of the shares at disposition over the purchase price. When shares are disposed of after less than two years (in what is known as a “disqualifying disposition”), the participant must recognize ordinary income in the amount of the excess of the fair market value of the shares on the purchase date over the actual purchase price, even if the disposition is a gift or is at a loss. In the event of a participant’s death while owning shares acquired under the ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

•	In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on whether the holding period is 12 months or less, or more than 12 months.

•	Net capital gains from the disposition of capital stock held more than 12 months are currently taxed at a maximum federal income tax rate of 15% and net capital gains from the disposition of stock held no more than 12 months is taxed as ordinary income (maximum rate of 35%). However, limitations on itemized deductions and the phase-out of personal exemptions may result in effective marginal tax rates higher than 15% for net capital gains and 35% for ordinary income.

•	We are entitled to tax deductions for shares issued under the ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, we are allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares.

New Plan Benefits

Since the benefit to be received by each participant under the ESPP is determined by his or her elections, the future benefit that any participant may receive is not determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF OUR 2006 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of the board of directors has retained the firm of Ernst & Young LLP, independent registered public accountants, to serve as independent registered public accountants for its 2007 fiscal year. The audit committee reviewed and discussed its selection of, and the performance of, Ernst & Young LLP for its 2007 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of the registered public accountants is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The audit committee of the board of directors has implemented procedures under the Company’s audit committee pre-approval policy for audit and non-audit services to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by Ernst & Young LLP. Any preapproved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with Ernst & Young, see “The Board of Directors and its Committees” and “Report of the Audit Committee.”

Representatives of Ernst & Young LLP attended seven out of the eight meetings of the audit committee in 2006. We expect that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company during the fiscal years ended December 31, 2006 and December 31, 2005.

	Year Ended
	December 31, 2006	December 31, 2005

Audit Fees(1)	$1,112,908	$312,500
Audit-Related Fees(2)	20,000	—
Tax Fees(3)	28,228	16,900
All Other Fees	—	—

Total	$1,161,136	$329,400

(1)	Audit fees consist of fees for professional services associated with the annual consolidated financial statements audit, a review of the interim financial statements included in the quarterly reports, a review of internal controls for financial reporting (Section 404), consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees consist of professional fees for services related to our merger with Predix Pharmaceuticals Holdings, Inc.

(3)	Tax fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance. The audit committee has determined that the provision of these services to us by Ernst & Young LLP is compatible with maintaining their independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements which are described in “Compensation Discussion and Analysis,” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

In April 2007, our board of directors adopted a written related person transaction approval policy, which sets forth our polices and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related person transactions is that all future related person transactions between us and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by our chief financial officer and approved in advance by our audit committee.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices no later than January 28, 2008. Stockholders who wish to make a proposal at the next annual meeting of our stockholders — other than one that will be included in our proxy statement — must notify us not less than 50 days nor more than 75 days prior to our annual meeting of stockholders; however, if less than 65 days’ notice is given to stockholders by written notice or by public disclosure, then the written recommendation must be received by the close of business on the 15th day following the notice to stockholders. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail — Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, shareholders wishing to nominate a director should comply with the procedures set forth herein under “Procedures for Recommendation of Director Nominees by Stockholders” located on page 10.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

Our 2006 Annual Report, including audited financial statements for the fiscal year ended December 31, 2006, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs,

ADP Investor Communication Services has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary, (781)-761-7600. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to EPIX Pharmaceuticals, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attention: Secretary.

OTHER BUSINESS

The board of directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

Appendix A

EPIX PHARMACEUTICALS, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the 2006 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of EPIX Pharmaceuticals, Inc. (the ”Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the ”Common Stock”). Two-hundred thousand (200,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the ”Code”), and shall be interpreted in accordance with that intent.

1. Administration.  The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings.  The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the initial Offering will begin on January 1, 2007 and will end on June 30, 2007 (the “Initial Offering”). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each July 1st and June 30th and will end on the last business day occurring on or before the following December 31st and June 30th, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration or overlap any other Offering.

3. Eligibility.  All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least one (1) month of employment.

4. Participation.  An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least fifteen (15) business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5. Employee Contributions.  Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of his Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes.  Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease his payroll deduction during any Offering, but may increase or decrease his payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least fifteen (15) business days before the next Offering Date (or by such other deadline as shall be established for the Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate his payroll deduction during an Offering.

7. Withdrawal.  An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to his appropriate payroll location. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to him his entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8. Grant of Options.  On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the ”Exercise Date”), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the ”Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares.  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan; provided that, with respect to the Initial Offering, the exercise of each Option shall be conditioned on shareholder approval of the Plan on or before the Exercise Date. Any amount remaining in an employee’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

10. Issuance of Certificates.  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base pay and overtime, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment.  If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in his account will be paid to him or, in the case of his death, to his designated beneficiary as if he had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules.  Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14. Optionees Not Stockholders.  Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him.

15. Rights Not Transferable.  Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

16. Application of Funds.  All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock.  In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18. Amendment of the Plan.  The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares.  If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20. Termination of the Plan.  The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21. Governmental Regulations.  The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22. Issuance of Shares.  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23. Tax Withholding.  Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24. Notification Upon Sale of Shares.  Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25. Effective Date and Approval of Shareholders.  The Plan shall take effect on the later of the date it is adopted by the Board and the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

EPIX Pharmaceuticals, Inc.
Proxy for Annual Meeting of Stockholders
June 27, 2007

SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Michael G. Kauffman, M.D., Ph.D., Andrew C.G. Uprichard, Ph.D. and Kim C. Drapkin, CPA together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EPIX Pharmaceuticals, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EPIX Pharmaceuticals, Inc. to be held on Wednesday June 27, 2007, at 10:00 a.m., local time, at the offices of Goodwin Procter LLP located at Exchange Place, 53 State Street, Boston, Massachusetts 02109 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2007, a copy of which has been received by the undersigned.
THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
SEE REVERSE
SIDE
     PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED
  ☑ Please mark votes as in this example.
The Board of Directors recommends a vote FOR items 1, 2 and 3.
1.	To elect two members to the board of directors to serve for three-year terms as Class II Directors, each such director to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR all nominees.

NOMINEES: Patrick J. Fortune, Ph.D. and Robert Perez

For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

2.	To approve our 2006 Employee Stock Purchase Plan. The Board recommends a vote FOR this proposal number 2.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
3.	To ratify the selection of the firm of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2007. The Board recommends a vote FOR this proposal number 3.
☐ FOR      ☐ AGAINST      ☐ ABSTAIN
4.	To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign exactly as name appears below. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.
Signature of Stockholder
Date:                                        , 2007
Signature if held jointly
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
I/We will attend the annual meeting. ☐ YES      ☐ NO